SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 18, 2010

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425 Houston, Texas 77002
(Address of Principal Executive Offices)(Zip Code)

713-222-6966
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 18, 2010, Houston American Energy Corp. (the “Company”) notified Hupecol Operating LLC (“Hupecol”) of its election to participate for its percentage interest (1.594674%) in the LLA 62 Block in Colombia (the “LLA 62 Block”).

The LLA 62 Block was awarded to Hupecol by the Columbian National Hydrocarbons Agency (“ANH”) on November 8, 2010.  The LLA 62 Block is adjacent to the La Cuerva Block operated by Hupecol.  The award of the LLA 62 Block includes a Phase I commitment to shoot 60 square kilometers of 3D seismic on the block.

As a result of the election to participate the Company agreed to pay its proportionate share (1.594674%) of all costs of exploiting the block, except the 3D seismic costs, where the Company agreed to pay two times its proportional cost.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: November 19, 2010
	By:	/s/ James J. Jacobs
James Jacobs,
Chief Financial Officer